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
Form W-9                        |                                                            |
                                |                REQUEST FOR TAXPAYER                        |   Give form to the
(Rev. March 1994)               |       IDENTIFICATION NUMBER AND CERTIFICATION              |   requester. Do NOT
Department of the Treasury      |                                                            |    send to the IRS.
Internal Revenue Service        |                                                            |
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      | Name (If joint names, list first and circle the name of the person or entity whose number you enter in Part 1 below.
Please| See instructions on page 2 if your name has changed.)
print |
 or   |----------------------------------------------------------------------------------------------------------------------------
type  | Business name (Sole proprietors see instructions on page 2.)
      |
      |----------------------------------------------------------------------------------------------------------------------------
      | Please check appropriate box:  [_] Individual/Sole proprietor  [_] Corporation  [_] Partnership  [_] Other >...............
      |
      |----------------------------------------------------------------------------------------------------------------------------
      | Address (number, street, and apt. or suite no.)                    | Requester's name and address (optional)
      |                                                                    |
      |--------------------------------------------------------------------|
      | City, state, and ZIP code                                          |
      |                                                                    |
---------------------------------------------------------------------------|--------------------------------------------------------
Part I  Taxpayer Identification Number (TIN)                               | List account number(s) here (optional)
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Enter your TIN in the appropriate box. For                                 |
individuals, this is your social security      Social security number      |
number (SSN). For sole proprietors, see the                                |
instructions on page 2. For other entities,    __ __ __-__ __-__ __ __ __  |
it is your employer identification number                                  |--------------------------------------------------------
(EIN). If you do not have a number, see How              OR                | Part II  For Payees Exempt From Backup
To Get a TIN below.                                                        |          Withholding (See Part II
                                            Employer identification number |          instructions on page 2)
Note: If the account is in more than one                                   |--------------------------------------------------------
name, see the chart on page 2 for guideline    __-__ __ __ __ __ __ __ __  |
on whose number to enter.                                                  | >
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Part III  Certification
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Under penalties of perjury, I certify that:
1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2. I am not subject to backup withholding because: (a) I am excempt from backup withholding, or (b) I have not been notified by the
Internal Revenue Service that I am subject to backup withholding as a result of a failure to report all interest or dividends, or
(c) the IRS has notified me that I am no longer subject to backup withholding.

Certification Instruction. - You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, the acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally payments other than interest and dividends, you are not required to sign the
Certification, but you must provide your correct TIN. (Also see Part III instructions on page 2.)
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Sign |
Here |  Signature >                                                             Date >
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Section references are to the Internal
Revenue Code.

Purpose of Form. - A person who is required to file an information return with the IRS must get your correct TIN to report income paid to you, real estate transactions, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA. Use Form W-9 to give your correct TIN to the requester (the person requesting your
TIN) and, when applicable, (1) to certify the TIN you are giving is correct (or you are waiting for a number to be issued), (2) to certify you are not subject to backup withholding, or (3) to claim exemption from backup withholding if you are an exempt payee.
Giving your correct TIN and making the appropriate certifications will prevent certian payments from being subject to backup withholding.

Note: If a requestor gives you a form other than a W-9( to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

What is Backup Withholding? - Persons making certain payments to you must withold and pay to the IRS 31% of such payments under certain conditions. This is called "backup withholding." Payments that could be subject to backup withholding include interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

If you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return, your payments will not be subject to backup withholding. Payments you receive will be subject to backup withholding if:

        1. You do not furnish your TIN to the requester, or

        2. The IRS tells the requester that you furnished an incorrect TIN, or

        3. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

        4. You do not certify to the requester that you are not subject to backup withholding under 3 above (for reportable interest and dividend accounts opended after 1983 only), or

        5. You do not certify your TIN. See the Part III instructions for exceptions.

        Certain payees and payments are exempt from backup withholding and information reproting. See the Part II instructions and the separate Instructions for the Requester of Form W-9.

How To Get a TIN.-If you do not have a TIN, apply for one immediately. To apply, get Form SS-5, Application for a Social Security
Number Card (for individuals), from your local office of the Social Security Administration, or Form SS-4, Application for Employer
Identification Number (for businesses and all other entities), from your local IRS office.

        If you do not have a TIN, write "Applied For" in the space for the TIN in Part I, sign and date the form, and give it to the requester. Generally, you will then have 60 days to get a TIN and give it to the requester. If the requester does not receive your
TIN within 60 days, backup witholding, if applicable, will begin and continue until you furnish your TIN.

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                                                      Cat. No. 10231X                                           Form W-9 (Rev. 3-94)

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Form W-9 (Rev. 3-94)                                                      Page 2
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Note: Writing "Applied For" on the form means that you have already applied for a TIN OR that you intend to apply for one soon.

As soon as you receive your TIN, complete another Form W-9, include your TIN, sign and date the form, and give it to the requester.

Penalties

Failure To Furnish TIN.--If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil Penalty for False Information With Respect to Withholding.--If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal Penalty for Falsifying Information.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs.--If the requester discloses or uses TINs in violation of Federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Name.--If you are an individual, you must generally enter the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, please enter your first name, the last name shown on your social security card, and your new last name.

Sole Proprietor.--You must enter your individual name. (Enter either your SSN or EIN in Part I.) You may also enter your business name or "doing business as" name on the business name line. Enter your name as shown on your social security card and business name as it was used to apply for your EIN on Form SS-4.

Part I--Taxpayer Identification Number (TIN)

You must enter your TIN in the appropriate box. If you are a sole proprietor, you may enter your SSN or EIN. Also see the chart on this page for further clarification of name and TIN combinations. If you do not have a TIN, follow the instructions under How To Get a TIN on page 1.

Part II--For Payees Exempt From Backup Withholding

Individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. For a complete list of exempt payees, see the separate Instructions for the Requester of Form W-9.

   If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding. Enter your correct TIN in
Part I, write "Exempt" in Part II, and sign and date the form. If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester a completed Form W-8, Certificate of Foreign Status.

Part III--Certification

For a joint account, only the person whose TIN is shown in Part I should sign.

   1. Interest, Dividend, and Barter Exchange Accounts Opened Before 1984 and Broker Accounts Considered Active During 1983. You must give your correct TIN, but you do not have to sign the certification.

   2. Interest, Dividend, Broker, and Barter Exchange Accounts Opened After 1983 and Broker Accounts Considered Inactive During 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

   3. Real Estate Transactions. You must sign the certification. You may cross out item 2 of the certification.

   4. Other Payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified of an incorrect TIN. Other payments include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services, payments to a nonemployee for services (including attorney and accounting fees), and payments to certain fishing boat crew members.

   5. Mortgage Interest Paid by You, Acquisition or Abandonment of Secured Property, Cancellation of Debt, or IRA Contributions. You must give your correct TIN, but you do not have to sign the certification.

Privacy Act Notice

Section 6109 requires you to give your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

What Name and Number To Give the Requester
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For this type of account:               Give name and SSN of:
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   1. Individual                        The individual
   2. Two or more individuals (joint    The actual owner to the account or, if
      account)                          combined funds, the first individual on
                                        the account /1/
   3. Custodian account of a minor      The minor /2/
      (Uniform Gift to Minors Act)
   4. a. The usual revocable savings    The grantor-trustee /1/
         trust (grantor is also
         trustee)
      b. So-called trust account that   The actual owner /1/
         is not a legal or valid trust
         under state law
   5. Sole proprietorship               The owner /3/
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For this type of account:               Give name and EIN of:
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   6. Sole proprietorship               The owner /3/
   7. A valid trust, estate, or         Legal entity /4/
      pension trust
   8. Corporate                         The corporation
   9. Association, club, religious,     The organization
      charitable, educational, or
      other tax-exempt organization
  10. Partnership                       The partnership
  11. A broker or registered nominee    The broker or nominee
  12. Account with the Department of    The public entity
      Agriculture in the name of a
      public entity (such as a state
      or local government, school
      district, or prison) that
      receives agricultural program
      payments
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/1/ List first and circle the name of the person whose number you furnish.

/2/ Circle the minor's name and furnish the minor's SSN.

/3/ You must show your individual name, but your may also enter your business or "doing business as" name. You may use either your SSN or EIN.

/4/ List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.